Exhibit 10.29
EXECUTION COPY
MODIFICATION AND RATIFICATION OF GUARANTIES
     THIS MODIFICATION AND RATIFICATION of GUARANTIES (this “Modification”) is made as of the 6th day of November 2007, by and among MORGANS GROUP LLC, a Delaware limited liability company, having an address at 475 Tenth Avenue, New York, New York 10018, Attention: Marc Gordon, Chief Investment Officer (“Morgans Guarantor”), DLJ MB IV HRH, LLC, a Delaware limited liability company, having an address c/o DLJ Merchant Banking Partners, 11 Madison Avenue, New York, New York 10010, Attention: Ryan Sprott (“DLJ Guarantor”; and collectively with Morgans Guarantor, each, individually, a “Guarantor”, and collectively, “Guarantors”), and COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (together with its successors and assigns, “Lender”).
RECITALS:
     A. Pursuant to that certain Loan Agreement dated as of February 2, 2007 by and among HRHH Hotel/Casino, LLC, HRHH Cafe, LLC, HRHH Development, LLC, HRHH IP, LLC and HRHH Gaming, LLC (collectively, “Borrowers”) and Lender (the “Original Loan Agreement”), Lender made a loan (the “Loan”) to Borrowers in the original principal sum of up to One Billion Three Hundred Sixty Million and 00/100 Dollars ($1,360,000,000.00).
     B. The Loan is evidenced by that certain Promissory Note dated as of February 2, 2007 made by Borrowers in favor of Lender (the “Original Note”), and is secured by, among other things (i) that certain Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) dated as of February 2, 2007 made by Borrowers, as grantors, to First American Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary (the “Security Instrument”), encumbering the properties located in Clark County, Nevada more particularly described therein (collectively, the “Properties”), and (ii) that certain Assignment of Leases and Rents dated as of February 2, 2007 made by Borrowers in favor of Lender and encumbering the Properties (the “Assignment of Leases”).
     C. In connection with the making of the Loan to Borrowers, Guarantors executed and delivered to Lender the following documents: (i) that certain Closing Guaranty of Completion dated as of February 2, 2007 made by Guarantors in favor of Lender (as the same is being amended hereby and as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Completion Guaranty”), (ii) that certain Guaranty Agreement (Non-Qualified Mandatory Prepayment) dated as of February 2, 2007 made by Guarantors in favor of Lender (as the same is being amended hereby and as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Non-Qualified Prepayment Guaranty”), and (iii) that certain Guaranty Agreement dated as of February 2, 2007 made by Guarantors in favor of Lender (as the same is being amended hereby and as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Non-Recourse Guaranty”; and collectively with the Completion Guaranty and the Non-Qualified Prepayment Guaranty, the “Guaranties”).

     D. On the date hereof, (i) Borrowers are prepaying $350,000,000.00 of the Loan with the proceeds of three (3) mezzanine loans made to the direct and/or indirect owners of equity interests in Borrowers (collectively, the “Mezzanine Prepayments”), and (ii) Lender is increasing the maximum amount that may be funded in the future under the Construction Loan (as defined in the Original Loan Agreement) by $20,000,000.00 (the “Construction Loan Increase”).
     E In connection with the Mezzanine Prepayments and the Construction Loan Increase, Borrowers and Lender have agreed to modify certain terms of the Loan and, in connection therewith, are today executing and delivering (i) that certain Amended and Restated Loan Agreement dated of even date herewith (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), (ii) that certain Replacement Reduced Acquisition Loan Promissory Note of even date herewith in the principal amount of Four Hundred Ten Million and No/100 Dollars ($410,000,000.00) made by Borrowers in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Reduced Acquisition Loan Note”), (iii) that certain Replacement Construction Loan Promissory Note of even date herewith in the principal amount of up to Six Hundred Twenty Million and No/100 Dollars ($620,000,000.00) made by Borrowers in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Construction Loan Note”; and collectively with the Reduced Acquisition Loan Note, the “Notes”), and (iv) that certain Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Other Loan Documents between Borrowers and Lender (the “Loan Document Modification Agreement”). Other than the $20,000,000.00 Construction Loan Increase, which is created and evidenced as a part of the Construction Loan Note, the Notes do not create any new or additional indebtedness, but merely each evidence a portion of the same indebtedness evidenced by the Original Note.
     F. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
     G. In connection with the modification of the Loan as hereinabove described, including, without limitation, the Construction Loan Increase, (i) Lender and Guarantors desire to modify the Guaranties, and (ii) Lender has requested that Guarantors ratify the terms and conditions of the Guaranties as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:
1. Modifications to Definitions Generally. Guarantors and Lender hereby agree that all references to the following defined terms contained in any of the Guaranties are hereby modified as follows:
     (a) Note. All references to “the Note” shall be deemed to refer to the Notes as defined herein; provided, however, that any such deemed reference to the Notes as defined herein shall be deemed to refer to the Notes collectively or to either or both of the Notes, as the context shall reasonably require.

     (b) Loan Agreement. All references to “the Loan Agreement” shall mean the Loan Agreement as defined herein.
     (c) Cash Management Agreement. All references to “the Cash Management Agreement” shall mean that certain Amended and Restated Cash Management Agreement of even date herewith by and among Borrowers, HRHI and Lender and acknowledged and agreed to by Manager, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
     (d) HRHI Loan Documents. All references to any Loan Document to which HRHI is a party shall mean such Loan Document as modified by the Loan Document Modification Agreement and by that certain Modification of HRHI Loan Documents and Ratification of HRHI Guaranty of even date herewith by and between HRHI and Lender, and as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
     (e) Individual Loan Documents. All references to any other Loan Document not specifically referred to above, shall mean such Loan Document as modified by the Loan Document Modification Agreement, and as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
     (f) Loan Documents. All references to “the Loan Documents” shall mean the Loan Documents as modified by the Loan Document Modification Agreement and, if applicable, as modified by any other modification documents referred to in this Modification, and as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
2. Specific Modifications to Non-Qualified Prepayment Guaranty. Without limiting the general modifications to the Loan Documents referred to above, Lender and Guarantors hereby agree to the following additional modifications:
     (a) Section 1.1(i) of the Non-Qualified Prepayment Guaranty is hereby deleted in its entirety and replaced with the following:
     “(i) Definition of Guaranteed Obligation. As used herein, the term “Guaranteed Obligation” means the obligation of Borrowers to pay to Lender the Non-Qualified Mandatory Prepayment; provided, however, that in no event shall the aggregate liability of Guarantors under this Guaranty and the Mezzanine Non-Qualified Prepayment Guaranties exceed the Non-Qualified Mandatory Prepayment, which shall be applied to the Debt, the First Mezzanine Debt, the Second Mezzanine Debt and the Third Mezzanine Debt in accordance with the provisions of Section 2.4.3(b) of the Loan Agreement.”
     (b) Exhibit A to the Non-Qualified Prepayment Guaranty is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof.

3. Specific Modifications to Non-Recourse Guaranty. Without limiting the general modifications to the Loan Documents referred to above, Lender and Guarantors hereby agree to the following additional modifications:
     (a) The following new clause (xviii) is hereby added to Section 1.2(a) of the Non-Recourse Guaranty:
     “(xviii) as a result of Adjacent Borrower selling or attempting to sell any Partial Release Parcel or any Partial Adjacent Parcel in accordance with the procedures set forth in Section 2.5.1(f) or 2.5.2(f) of the Loan Agreement, as applicable, rather than pursuant to a customary direct deed transfer, including, without limitation, (A) the imposition of any tax (including interest and penalties) provided in NRS §§375.020 and 375.023, (B) in connection with any Bankruptcy Action filed by or against any Subsidiary Transferee prior to or following the consummation of such sale, and/or (C) in connection with any delay in accomplishing any of the steps identified in said Section 2.5.1(f) or 2.5.2(f) of the Loan Agreement, as applicable.”
     (b) The following new Section 1.2(c) is hereby added to the Non-Recourse Guaranty:
     “(c) the payment of the following amounts as and when due under the Loan Agreement if and to the extent that any of the same are not paid in full by Borrowers as and when due under the Loan Agreement: (i) any Interest Shortfall existing on any Payment Date (A) occurring after February 2, 2008, if on or after February 2, 2008 the Gaming Operating Condition is not satisfied, and (B) ending with (and including) the May 9, 2008 Payment Date; and (ii) all amounts necessary to obtain and maintain the Gaming Letter of Credit in accordance with Section 12.3 of the Loan Agreement, including, without limitation, the reimbursement obligation to the counterparty issuing the Gaming Letter of Credit in the full principal amount thereof in the event that Lender draws on the same in accordance with its rights under the Loan Agreement; provided, however, that it is expressly understood, agreed and acknowledged by Lender and Guarantors that, notwithstanding anything to the contrary set forth in this Guaranty or in any other Loan Document, the Guaranteed Obligations set forth in this Section 1.2(c) shall be and remain the sole and exclusive liability of the DLJ Guarantor and, under no circumstances, shall the Morgans Guarantor ever have any liability with respect thereto.”
     (c) After each reference to the phrase “joint and several” or “jointly and severally” set forth in the Non-Recourse Guaranty, there is hereby added the following: “(except as otherwise expressly provided in the proviso at the end of Section 1.2(c) hereof)”.
     (d) Exhibit A to the Non-Recourse Guaranty is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof.

4. Specific Modifications to Completion Guaranty. Without limiting the general modifications to the Loan Documents referred to above, Lender and Guarantors hereby agree to the following additional modifications:
     (a) The lead-in sentence of Section 1.1(b) of the Completion Guaranty is hereby deleted in its entirety and replaced with the following:
“Each Guarantor hereby jointly and severally, irrevocably, absolutely and unconditionally guarantees to Lender the full, complete and punctual payment, performance and satisfaction of all of the obligations, duties, covenants and agreements of Borrowers under (i) Section 3.17.6 of the Loan Agreement relating to restoration of the Properties in the event that Borrowers have delivered a Relinquishment Notice to Lender or a Deemed Relinquishment has occurred, or (ii) Section 3.22 of the Loan Agreement relating to restoration of the Properties in the event that Borrowers have delivered a Stop Notice to Lender, in each instance, substantially in compliance with all applicable Legal Requirements and to the reasonable satisfaction of the Construction Consultant, including, without limitation:”
     (b) The last paragraph of Section 1.1 of the Completion Guaranty is hereby deleted in its entirety and replaced with the following:
“The obligations and liabilities set forth in the foregoing Sections 1.1(a) and 1.1(b) are collectively referred to herein as the “Guaranteed Obligations”; provided, however, that in no event shall the aggregate obligations and liabilities of Guarantors under this Guaranty and the Mezzanine Closing Completion Guaranties exceed the Guaranteed Obligations; and the completion obligations with respect to completion of any Initial Renovations Project or restoration from any Pre-Construction Work shall be referred herein as the “Guaranteed Work”. Each Guarantor hereby acknowledges having received, reviewed and approved a true and complete copy of the Loan Agreement. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.”
     (c) Exhibits A-1 and A-2 to the Completion Guaranty are hereby deleted in their entirety and replaced with Schedule 1 attached hereto and made a part hereof.
     (d) Exhibit B to the Completion Guaranty is hereby deleted in its entirety and replaced with Exhibit B attached hereto and made a part hereof.
5. Ratification of Guaranties. Each Guarantor hereby (a) ratifies the terms and conditions of each of the Guaranties, as modified by this Modification, and its obligations thereunder, and (b)

represents, warrants and covenants to Lender that it has no offset, counterclaim or defense with respect to its obligations under any of the Guaranties, as modified by this Modification.
6. Miscellaneous.
     (a) Recitals. The Recitals at the beginning of this Modification are hereby incorporated into, and made a part of, the substantive provisions of this Modification.
     (b) Governing Law. This Modification, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such State and to be performed entirely within such State, without giving effect to principles relating to conflicts of law.
     (c) Successors and Assigns. The covenants, conditions and agreements contained in this Modification shall be binding upon, and shall inure to the benefit of, Lender and Guarantors and their respective successors and assigns; provided, however, that no Guarantor shall assign this Modification except as expressly permitted under the Guaranties and the Loan Agreement, and any assignment made otherwise shall be void.
     (d) Construction. Guarantors agree that they and their counsel have had ample opportunity to review this Modification and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Modification.
     (e) Severability. In the event that any one or more of the provisions of this Modification shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Modification invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect.
     (f) Section Headings. The section headings in this Modification are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.
     (g) Amendments; Waivers. This Modification may not be amended or modified, and no provision of this Modification may be waived, except, in each instance, pursuant to a written instrument signed by Lender and Guarantors.
     (h) Full Force and Effect. Except as and to the extent modified by this Modification, the Guaranties remain unmodified and in full force and effect.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Modification and Ratification of Guaranties has been executed by Lender and Guarantors as of the date first above written.

MORGANS GUARANTOR:

MORGANS GROUP LLC,
a Delaware limited liability company

By:	/s/ Richard Szymanski

Name: Richard Szymanski
Title: Chief Financial Officer and Secretary

DLJ GUARANTOR:

DLJ MB IV HRH, LLC,
a Delaware limited liability company

By:	/s/ Kenneth J. Lohsen

Name: Kenneth J. Lohsen
Title: Authorized Signatory

LENDER:

COLUMN FINANCIAL, INC.,
a Delaware corporation

By:	/s/ Priscilla Horning

Name: Priscilla Horning
Title: Vice President

EXHIBIT A

EXHIBIT B

SCHEDULE 1
Hotel Parcel:
That portion of Lot 1 of the merger and resubdivision of final map of the Hard Rock Hotel/Casino, as shown by Map thereof on file in Book 138 of Plats, Page 49 in the office of the County recorder of Clark County, Nevada, being described as follows:
A parcel of land being a portion of the Northeast quarter (NE1/4) of Section 21 and a portion of the Southwest quarter (SW1/4) of the Northwest quarter (NW1/4) of Section 22, township 21 South, range 61 East M.D.M. Clark County, Nevada, described as follows:
Commencing at the Southeast corner of the Northeast quarter (NE1/4) of said Section 21; thence along the East line thereof, North 00º05’49” East, 40.01 feet to the point of beginning and the Northerly right of way North 89º59’40” West, 449.99 feet to the Southwest corner of Lot 1 as shown in Book 138 if Plats, Page 49, in the Office of the County recorder, Clark County, Nevada; thence departing said right of way, along the boundary of said Lot 1 North 00º06’00” East, 473.48 feet; thence departing said Lot 1 North 45º35’41” East, 440.21 feet; thence North 04º54’29” East 98.89 feet; thence North 85º07’37” West, 31.65 feet; thence North 04º54’29” East, 137.63 feet; thence South 85º07’27” East, 31.65 feet; thence North 04º54’29” East, 178.05 feet to the North line of the Southeast quarter (SE1/4) of the Northeast quarter (NE1/4) of said Section 21; thence along said North Line South 89º04’19” East, 101.23 feet to the North sixteenth common to Section 21 and 22, also being a point on the North boundary of Lot 1 as shown in Book 138 of Plats, Page 49, in the Office of the County recorder, Clark County, Nevada; thence along the boundary of said Lot 1 the following twenty-one (21) courses:
1) South 88º56’51” East, 506.21 feet;
2) South 14º05’09” east, 49.76 feet;
3) South 07º35’35” East, 110.67 feet;
4) South 14º05’09” East, 137.26 feet;
5) South 89º14’55” East, 5.25 feet to the beginning of a curve, concave to the Southwest having a radius of 10.00 feet;
6) Southeasterly along said curve, through a central angle of 75º09’46”, an arc length of 13.12 feet;
7) South 14º05’09” East, 46.62 feet;
8) South 02º45’28” East, 61.06 feet;
9) South 14º04’51” East, 65.43 feet;
10) South 32º31’15” East, 37.95 feet;
11) South 14º05’09” East, 437.44 feet;
12) South 75º34’42” West, 195.01 feet;
13) South 14º05’18” East, 115.31 feet;
14) South 06º31’30” East, 110.02 feet;
15) North 88º57’40” West, 91.40 feet;
16) North 01º02’20” East 5.10 feet;
17) North 77º39’04” West, 60.69 feet;
18) North 88º57’40” West, 246.50 feet;

19) South 01º02’20” West, 7.00 feet to the beginning of a curve, concave to the Northwest, having a radius of 10.00 feet
20) Southwesterly along said curve, through a central angle of 90º00’00” , an arc length of 15.71 feet
21) North 88º57’40” West, 184.56 feet to the point of beginning.
Also being described as parcel 2 of that certain record of survey recorded October 23, 2007 in File 169 as Page 0015.

Development Parcel I:
That portion of Lot 1 of the merger and resubdivision of final Map of the Hard Rock Hotel/Casino, as shown by map thereof on file in Book 138 of Plats, Page 49 in the Office of the County recorder of Clark County, Nevada, being described as follows:
A parcel of land being a portion of the Northeast quarter (NE 1/4) of Section 21 Township 21 South, range 61 East M.D.M., Clark County, Nevada, described as follows:
Commencing at the Southeast corner of the Northeast quarter (NE1/4) of said Section 21; thence along the East line thereof, North 00º05’49” East, 40.01 feet to the Northerly right of way of Harmon Avenue; thence along the said Northerly right of way, North 89º59’40” West, 449.99 feet to the Southwest corner of Lot 1 as shown in Book 138 of Plats, Page 49, in the Office of the County recorder, Clark County, Nevada; thence departing said right of way, along the boundary of said Lot 1 North 00º06’00” East, 473.48 feet to the point of beginning; thence continuing along the boundary of said Lot 1 the following five (5) courses:
1) North 00º06’00” East, 726.73 feet
2) North 89º04’19” West, 444.02 feet to the beginning of a non-tangent curve, concave to the Northeast, having a radius of 650.00 feet, from which beginning the radius bears North 48º20’31” east;
3) Northerly, through a central angle of 40º36’38”, an arc length of 460.71 feet to which a radial line bears North 88º57’09” West;
4) South 89º54’00” East, 1,058.87 feet;
5) South 00º05’49” West, 432.79 feet to the North sixteenth common to section 21 and 22, thence along the North line of the Southeast quarter (SE1/4) of the Northeast quarter (NE1/4) of said section 21, North 89º04’49” East, 101.23 feet; thence South 04º54’29” West, 178.05 feet; thence North 85º07’27” West, 31.65 feet; thence South 04º54’29” West 137.63 feet; thence South 85º07’37” East, 31.65 feet; thence South 04º54’29” West, 98.89 feet; thence South 45º35’41” West, 440.21 feet to the point of beginning.
Also being described as parcel 1 of that certain record of Survey recorded October 23, 2007 in File 169 as Page 0015.
Development Parcel II:
That portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 22 Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada, described as follows:
Parcel One (1) as shown by Map thereof in file 52 of Parcel Maps, Page 41 in the Office of the County Recorder, Clark County, Nevada, and amended by Certificate of Amendment recorded May 26, 1987 in Book 870526 as Document No. 00396.
Development Parcel III:

A perpetual non-exclusive easement for drainage and incidental purposes over, under, across and upon the South 25 feet (measured at right angles to the South line) of Parcel Two (2) as delineated on that certain Parcel Map on file in file 52 of Parcel maps, Page 41 in the Office of the County Recorder of Clark County, Nevada. Said easement being recorded on July 9, 1987 in Book 870709 as Document No. 00322.
Development Parcel IV:
A perpetual easement for the encroachment of a Masonry Wall as created by the certain document entitled “Perpetual Easement” recorded February 2, 1992 on Book 920211 as Document No. 00134 of Official Records, Clark County, Nevada.

Cafe Parcel One:
That portion of the Northwest Quarter (NW 1/4) of Section 22, Township 21 South, Range 61 East, M.D.B. & M., More particularly described as follows:
Parcel Two (2) as shown by map thereof of file 61 of Parcel Maps, Page 52 in the Office of the County Recorded, Clark County, Nevada.
Cafe Parcel Two:
A non-exclusive parking easement as granted to Red, White and Blue Pictures, Inc, recorded July 31, 1989 in Book 890731 as Instrument No. 00365 and as Instrument No. 00366 of Official Records.